                             UNCONDITIONAL GUARANTY

                            dated as of May 22, 2001

                                      from

                           IRON MOUNTAIN INCORPORATED
                                  as Guarantor

                                       to

                      IRON MOUNTAIN STATUTORY TRUST - 2001
                                    as Lessor

1.   Guaranty .................................................................1

2.   Guaranty Continuing and Unlimited.........................................2

3.   Waivers...................................................................3

4.   Subrogation...............................................................4

5.   No Discharge; Reinstatement...............................................5

6.   Events of Default.........................................................5

7.   Assumption of Agreements..................................................6

8.   Obligations Primary.......................................................7

9.   Amendments, Etc...........................................................7

10.  Delivery of Information...................................................7

11.  Covenants.................................................................8

12.  Inspection...............................................................10

13.  Representations and Warranties...........................................10

14.  Third Party Beneficiary..................................................12

15.  Consent to Operative Documents...........................................13

16.  Survival.................................................................13

17.  Successors...............................................................13

18.  Governing Law; Jurisdiction, Etc.........................................13

19.  Severability.............................................................14

20.  Notice...................................................................14

21.  Confidentiality..........................................................14

22.  WAIVER OF JURY TRIAL.....................................................14

                             UNCONDITIONAL GUARANTY

                  THIS UNCONDITIONAL GUARANTY (this "GUARANTY"), dated as of May 22, 2001, from IRON MOUNTAIN INCORPORATED, a Pennsylvania corporation (the "GUARANTOR"), to IRON MOUNTAIN STATUTORY TRUST - 2001, a Connecticut statutory trust (the "LESSOR").

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, the Guarantor wishes to induce the Lessor to enter into (i) a certain Master Lease and Security Agreement (the "LEASE") dated as of the date hereof with Iron Mountain Records Management, Inc., a wholly-owned subsidiary of the Guarantor (the "LESSEE"), (ii) a certain Master Construction Agency Agreement (the "CONSTRUCTION AGENCY AGREEMENT") dated as of the date hereof with the Lessee and (iii) certain other Operative Documents (as defined in the Lease) with the Lessee on or after the date hereof (the Lease, the Construction Agency Agreement and such other Operative Documents are collectively referred to hereinafter as the "GUARANTEED AGREEMENTS"); and

                  WHEREAS, the Lessor is unwilling to enter into the Guaranteed Agreements with the Lessee unless the Guarantor enters into this Guaranty; and

                  WHEREAS, capitalized terms used but not otherwise defined in this Guaranty have the respective meanings specified in APPENDIX I of the Lease; and the rules of interpretation set forth in APPENDIX I of the Lease shall apply to this Guaranty;

                  NOW, THEREFORE, in order to induce the Lessor to enter into the Guaranteed Agreements and to consummate the transactions contemplated thereby, the Guarantor hereby agrees as follows:

                  1. GUARANTY. Guarantor unconditionally and irrevocably guarantees to (a) the Lessor and (b) to the extent of Lessee's obligations to the Indemnitees, the Indemnitees, the prompt payment and performance of all obligations of Lessee under the Guaranteed Agreements (all of the foregoing obligations and undertakings are collectively referred to hereinafter as the "GUARANTEED OBLIGATIONS"). This Guaranty is an irrevocable, absolute, present, primary, continuing, unlimited and unconditional promise with respect to the full and punctual payment and performance by Lessee of each of the Guaranteed Obligations, and is not a promise of collectibility only, and is in no way conditional upon the requirement that Lessor first attempt to collect payment or demand performance from Lessee or that Lessor resort to any security or other means of obtaining such payment or performance or upon any other contingency. If for any reason (i) any such sums shall not be paid promptly by Lessee when due or (ii) any such covenant, agreement, term or condition is not performed or observed by Lessee in accordance with any Guaranteed Agreement, Guarantor shall, without notice or demand of any nature, pay the same by wire transfer of immediately available federal funds to the Person or Persons entitled thereto pursuant to the provisions of said instruments and shall perform and observe or cause to be promptly performed and observed every such covenant, agreement, term and condition, in each case regardless of (i) any defenses or rights of set-off or counterclaims which Guarantor or Lessee may have or assert (other than a defense of payment), (ii) whether Lessor shall have taken any steps to enforce any rights against Lessee or any other remedy thereunder as a result of the default of Lessee thereunder and (iii) any other event, condition, contingency or circumstance whatsoever. Guarantor also agrees to pay to such Persons such further amounts as shall be sufficient to cover the costs and expenses of collecting such sums or any part thereof, or of otherwise enforcing or protecting the rights of such Persons under the Guaranteed Agreements and this Guaranty, including reasonable fees and expenses of its attorneys and to Lessor and its attorneys for all services rendered in that connection and in any related proceeding.

                  2. GUARANTY CONTINUING AND UNLIMITED. The obligations, covenants, agreements and duties of Guarantor under this Guaranty shall be absolute and unconditional, shall not be subject to any counterclaim, setoff, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense based upon any claim that Guarantor or any other Person may have against Lessee, Lessor or any other Person and, until the payment or performance in full of the Guaranteed Obligations, shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not Lessor, Guarantor or Lessee shall have any knowledge or notice thereof), including, without limitation, the happening from time to time of any of the following, although without notice to, or the consent of, Guarantor:

                  (a) the waiver by Lessor of the performance or observance by Lessee, Guarantor or any other party of any of the agreements, covenants, terms or conditions contained in any Guaranteed Agreement or any other instrument or Operative Document;

                  (b) the extension, in whole or in part, of the time for payment by Lessee or Guarantor of any sums owing or payable under any Guaranteed Agreement or this Guaranty, as applicable, or of any other sums of or obligations under or arising out of or on account of any Guaranteed Agreement or the renewal or extension of either thereof;

                  (c) any assignment or subsequent reassignment of any Guaranteed Agreementor this Guaranty, in whole or in part, or the leasingor subletting of any Property or any part thereof;

                  (d) the modification or amendment (whether material or otherwise) of any of the obligations of Lessee or Guarantor under any Guaranteed Agreement or any other Operative Document,as applicable;

                  (e) the taking or the omission of any of the acts referred to in any Guaranteed Agreement, this Guaranty or any other Operative Document (including, without limitation, the giving of any consent referred to herein or therein, but excepting therefrom those acts and omissions permitted in compliance with and pursuant to the terms of the Guaranteed Agreements or this Guaranty, as appropriate);

                  (f) any failure, omission or delay on the part of Lessor to enforce, assert or exercise any right, power or remedy conferred on or available to Lessor in or by any Guaranteed Agreement, this Guaranty or any other instrument, or any action on the part of Lessor granting indulgence or extension in any form whatsoever;

                  (g) the voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the assets, marshaling of assets and liabilities, receivership, conservatorship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting, Lessor, Lessee or Guarantor or any of their respective assets;

                  (h) the release of Lessee or Guarantor from the performance or observance of any of the agreements, covenants, terms or conditions contained in any Guaranteed Agreement or any other Operative Document, as applicable, by operation of law or otherwise, except for those releases given or made in compliance with and pursuant to the terms of the Guaranteed Agreements or this Guaranty, as applicable, or any invalidity or unenforceability of any Guaranteed Agreement or any other Operative Document;

                  (i) any defect in the title, or any damage to or loss or destruction of, or any interruption or cessation in the use of any Property or any portion thereof by Lessee for any reason whatsoever regardless of the duration thereof (even though such duration would otherwise constitute a frustration of any Guaranteed Agreement or this Guaranty), whether or not resulting from accident and whether or not without fault on the part of Lessee or any other Person;

                  (j) the inability of Lessor or Lessee to enforce any provision of any Guaranteed Agreement for any reason;

                  (k) any merger or consolidation of Lessee or Guarantor into or with any other Person or any sale, lease or transfer of any of the assets of Lessee or Guarantor to any other Person;

                  (l) any change in the name or corporate ownership of Guarantor, Lessee or any other Person referred to herein;

                  (m) the acceptance or release by Lessor of any other security or guarantor for any obligation hereunder;

                  (n) any value, estimation, termination, rejection, discharge or disaffirmance by any Person (including trustees, trustees in bankruptcy, liquidators or representatives) of the Guaranteed Obligations in connection with any insolvency, bankruptcy, reorganization or liquidation of Lessee or any proceeding relating thereto;

                  (o) any determination or claim that Lessor's claims against Lessee are or may be limited by Section 502(b) (6) of the Bankruptcy Code, as amended, or to any similar or successor provision of law upon any rejection of any Guaranteed Agreement in a bankruptcy proceeding filed by or against Lessee;

                  (p) any failure or recharacterization of title with respect to Lessor's, Lessee's or any other Person's interest in any Property; or

                  (q) any other occurrence or circumstance whatsoever, whether similar or dissimilar to the foregoing and any other circumstance that might otherwise constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or that might otherwise limit recourse against Guarantor.

                  The obligations of Guarantor set forth herein constitute the full recourse obligations of Guarantor enforceable against Guarantor to the full extent of all its assets and properties. In no event shall the obligations of Guarantor hereunder be subordinated in any manner to any other full recourse obligations of Guarantor.

                  3.      WAIVERS.

                  (a) Guarantor unconditionally waives (i) notice of any of the matters referred to in SECTION 2, (ii) all notices that may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve intact any rights against Guarantor, including, without limitation, any demand, presentment and protest, proof of notice of non-payment under any Guaranteed Agreement and notice of Default or Event of Default under any Guaranteed Agreement or this Guaranty, or any failure on the part of Lessee to perform and comply with any covenant, agreement, term or condition of any Guaranteed Agreement, (iii) any right to the enforcement, assertion or exercise against Lessee of any right, power, privilege or remedy conferred in any Guaranteed Agreement or otherwise, (iv) any requirement of diligence on the part of Lessor or any other Person, (v) any requirement that Lessor take any steps to enforce any rights against Lessee under any Guaranteed Agreement or any other remedy thereunder or any other requirement to exhaust any remedies or to mitigate the damages resulting from any Default or Event of Default under any Guaranteed Agreement or this Guaranty, (vi) any notice of any sale, transfer or other disposition of any right, title to or interest in any Guaranteed Agreement or any Property covered thereby by Lessor,
(vii) all rights of Guarantor under the laws of the states in which the Property is located, as the same may be amended, (viii) the occurrence of every other condition precedent to which the Guarantor or the Lessee may otherwise be entitled, (ix) the right to have the property of the Lessee first applied to the discharge of the Guaranteed Obligations; (x) any defense arising by reason of any disability or other defense of the Lessee or by reason of the cessation from any cause whatsoever of the liability, either in whole or in part, of the Lessee to the Lessor for the Guaranteed Obligations, PROVIDED that nothing contained herein shall be deemed to be a waiver by the Guarantor of the benefit to the Guarantor of any notice or grace period to which the Lessee is entitled pursuant to the express terms of the Operative Documents, and (xi) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety, or that might otherwise limit recourse against Guarantor hereunder.

                  (b) The Lessor may, at its election, exercise any right or remedy it may have against the Lessee or any security held by the Lessor, including, without limitation, the right to foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of the Guarantor hereunder, except to the extent the Guaranteed Obligations have been paid, and the Guarantor waives any defense arising out of the absence, impairment or loss of any right of reimbursement, contribution or subrogation or any other right or remedy of the Guarantor against the Lessee or any such security, whether resulting from such election by the Lessor or otherwise. The Guarantor understands that the liability of the Lessee to the Lessor for the Guaranteed Obligations may be secured by real property and that the Guarantor shall be liable for the full amount of its liability hereunder notwithstanding foreclosure on such real property by trustee sale or any other reason impairing the Guarantor's right to proceed against the Lessee. Accordingly, the Guarantor waives, to the fullest extent permitted by applicable law, all rights and defenses that the Guarantor may have because the Guaranteed Obligations are secured by real property. This means, among other things, if the Lessor forecloses on any real property collateral pledged by the Lessee; (x) the amount of the debt may be reduced only by the price for which the collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (y) the Lessor may collect from the Guarantor even if the Lessor, by foreclosing on the real property collateral, has destroyed any right the Guarantor may have to collect from the Lessee. This is an unconditional and irrevocable waiver, to the fullest extent permitted by applicable law, of any rights and defenses the Guarantor may have because the Guaranteed Obligations are secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure.

                  (c) The Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Lessee and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and agrees that the Lessor shall not have any duty to advise the Guarantor of information regarding any condition or circumstance or any change in such condition or circumstance. The Guarantor acknowledges that the Lessor has not made any representation to the Guarantor concerning the financial condition of the Lessee.

                  4. SUBROGATION. Notwithstanding any payment or payments made or obligation performed by Guarantor by reason of this Guaranty, Guarantor hereby waives (i) any claim, right or remedy that Guarantor may now or hereafter acquire against Lessee that arises hereunder and/or by reason of any one or more payments or acts of performance by Guarantor hereunder, including without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification or participation in any claim, right or remedy of the Lessor against Lessee or any security that Lessor now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise, (ii) any right to enforce any remedy which Lessee or any other guarantor of Lessee's obligations now has or may hereafter have against Lessor, and (iii) any right to enforce or exercise the benefit of and any right to participate in, any security now or hereafter held by Lessor, in each case until all of the obligations guaranteed hereby are paid and performed in full. If any amount shall nevertheless be paid to Guarantor by any such Person in violation of this Guaranty, such amount shall be held by Guarantor in trust for the benefit of Lessor and shall forthwith be paid to Lessor. Guarantor further waives any defense to the recovery by Lessor from Guarantor of any deficiency or otherwise to the enforcement of this Guaranty after a judicial or nonjudicial sale or other disposition of any security for or any of the obligations of Lessee under any Guaranteed Agreement, even though such a sale may prevent Guarantor from exercising rights of subrogation, if any, contribution or reimbursement against Lessee or any other party. No payment hereunder by Guarantor shall give rise to any claim by Guarantor against Lessor, except for payments made in error by Guarantor to the extent such payments are in excess of amounts due hereunder. Unless and until all obligations of Lessee under and pursuant to any Guaranteed Agreement, and of Guarantor hereunder, shall have been discharged by payment or performance in full, Guarantor shall not assign or otherwise transfer any such claim against Lessee to any other Person.

                  5. NO DISCHARGE; REINSTATEMENT. In case any of the Guaranteed Agreements shall be terminated as a result of the rejection thereof by any trustee, receiver or liquidating agent of the Lessee or any of its properties in any bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar proceeding, the Guarantor's obligations hereunder shall continue to the same extent as if such agreement had not been so rejected. The Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment or performance to the Lessor of the Guaranteed Obligations or any part thereof is rescinded or must otherwise be returned by the Lessor upon the insolvency, bankruptcy or reorganization of the Lessee, or otherwise, as though such payment to the Lessor had not been made.

                  6. EVENTS OF DEFAULT. The following events shall constitute Events of Default under this Guaranty:

                          (i) Guarantor shall fail to make any payment due hereunder upon demand; or

                          (ii) (a) there shall occur a breach of any of the covenants contained in SECTION 11 (other than those covenants incorporated by reference from the Iron Mountain Credit Agreement pursuant to SECTION 11(a)(v), except to the extent that a violation of any such covenant gives rise to an event of default under the Iron Mountain Credit Agreement); or (b) Guarantor shall fail to perform or observe any other provision hereof and such failure shall continue for 25 days after written notice thereof to Guarantor from Lessor; or

                          (iii) if any representation or warranty made by Guarantor herein or in any document, certificate or notice furnished by Guarantor to Lessor in connection herewith or pursuant hereto shall prove to be false or misleading as of the time when made in any material respect; or

                          (iv) (a)if Guarantor shall commence a voluntary case under any Bankruptcy Law or file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any Bankruptcy Law;
         (b) if Guarantor shall file an order of relief or be adjudicated a debtor or a bankrupt under any Bankruptcy Law or become insolvent; (c) if Guarantor shall generally not pay its debts as such debts become due or shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due; or (d) if an involuntary case against Guarantor as debtor is commenced by a petition for reorganization or liquidation under any Bankruptcy Law, or if a petition or answer proposing the adjudication of Guarantor as a bankrupt or its reorganization pursuant to any Bankruptcy Law shall be filed in any court and Guarantor shall consent to or acquiesce in the filing thereof or such case, petition or answer shall not be dismissed, discharged or denied within 60 days after filing thereof; or

                          (v) if a custodian for purposes of any Bankruptcy Law of substantially all Guarantor's assets is appointed or otherwise takes possession thereof and such appointment remains in effect for more than 60 days; or

                          (vi) if a receiver, U.S. trustee, trustee or liquidator of Guarantor or all or substantially all of the assets of Guarantor shall be appointed in any proceeding brought by Guarantor, or if any such receiver, U.S. trustee, trustee or liquidator shall be appointed in any proceeding brought against Guarantor and shall not be discharged within 60 days after such appointment, or if Guarantor shall consent to or acquiesce in such appointment; or

                          (vii) if there is an Event of Default under any Guaranteed Agreement;

then, in each such case, so long as the same shall be continuing, Lessor may, at its option, declare this Guaranty in default, and at any time thereafter, so long as Guarantor shall not have remedied all outstanding Events of Default hereunder, Lessor shall be entitled to exercise any remedy available to it at law or in equity. No express or implied waiver by Lessor of an Event of Default hereunder shall in any way be, or be construed to be, a waiver of any further or subsequent Event of Default. Guarantor hereby waives any right now or hereinafter conferred upon it by statute or otherwise which may limit or modify any of Lessor's rights and remedies contained herein. Guarantor agrees to give written notice to Lessor (a) of any Event of Default hereunder promptly after the occurrence thereof and (b) of any Event of Default hereunder or under any Guaranteed Agreement, immediately after the President or Chief Financial Officer of Guarantor obtains knowledge of the occurrence thereof.

                  7.      ASSUMPTION OF AGREEMENTS.

                  (a) In the event of a Default or Event of Default under the Construction Agency Agreement, Guarantor may, and in the event of the rejection or disaffirmation of the Construction Agency Agreement by Lessee as debtor in possession or Lessee's trustee in bankruptcy pursuant to any Bankruptcy Law, Guarantor shall and does hereby (without the necessity of any further agreement or act), assume all obligations and liabilities of Lessee under the Construction Agency Agreement to the same extent as if it had been originally named instead of such Lessee as a party to such documents and there had been no such rejection or disaffirmance; and Guarantor shall confirm such assumption in writing at the request of Lessor upon or after such rejection or disaffirmance. Guarantor, upon such assumption, will have all rights of Lessee under the Construction Agency Agreement. From and after the date of such assumption, as provided in this SECTION 7(a), all provisions of this Guaranty shall continue in full force and effect as separate and independent undertakings of Guarantor, binding upon and enforceable against Guarantor without regard to the validity or enforceability of such assumption, and all provisions of this Guaranty applicable to the Construction Agency Agreement and to Lessor and Lessee in respect of the Construction Agency Agreement shall also apply to such assumption and to Lessor and Guarantor in respect of such assumption to the same extent and in the same manner as such provisions are applicable to the Construction Agency Agreement and to Lessor and Lessee in respect of the Construction Agency Agreement.

                  (b) In the event of a Default or Event of Default under the Lease, Guarantor may, and in the event of the rejection or disaffirmation of the Lease by Lessee as debtor in possession or Lessee's trustee in bankruptcy pursuant to any Bankruptcy Law, Guarantor shall and does hereby (without the necessity of any further agreement or act), assume all obligations and liabilities of Lessee under the Lease to the same extent as if it had been originally named instead of such Lessee as a party to such documents and there had been no such rejection or disaffirmance; and Guarantor shall confirm such assumption in writing at the request of Lessor upon or after such rejection or disaffirmance. Guarantor, upon such assumption, will have all rights of Lessee under the Lease. From and after the date of such assumption, as provided in this
SECTION 7(b), all provisions of this Guaranty shall continue in full force and effect as separate and independent undertakings of Guarantor, binding upon and enforceable against Guarantor without regard to the validity or enforceability of such assumption, and all provisions of this Guaranty applicable to the Lease and to Lessor and Lessee in respect of the Lease shall also apply to such assumption and to Lessor and Guarantor in respect of such assumption to the same extent and in the same manner as such provisions are applicable to the Lease and to Lessor and Lessee in respect of the Lease.

                  8. OBLIGATIONS PRIMARY. It is agreed that the liabilities and obligations of Guarantor hereunder are primary and those of a principal, and are enforceable either before, simultaneously with or after proceeding against Lessee or against any property or security available to Lessor.

                  9. AMENDMENTS, ETC. This Guaranty may not be modified or amended except by a written agreement duly executed by Guarantor with the consent in writing of Lessor and the Administrative Agent. Neither this Guaranty, nor any of the obligations of Guarantor hereunder, may be assigned to any Person by Guarantor.

                  10. DELIVERY OF INFORMATION. Guarantor shall furnish the following financial information to the Lessor, each Equity Participant and the Administrative Agent (and the Administrative Agent will deliver such materials to each Lender):

                  (a) as soon as practicable, copies of all such financial statements, proxy statements, notices, other communications and reports as Guarantor shall send on a regular basis to its shareholders and other information, if any, generally made available to banks and other lenders (exclusive of proprietary information);

                  (b) for any period that Guarantor is a public company, copies of all reports on Form 10-K and Form 10-Q (and any successor form) in each case together with a list describing all reports filed with the Securities and Exchange Commission during the reporting period, and any such listed reports shall be delivered to the Administrative Agent and any Lender upon such Lender's request which Guarantor is or may be required to file with the Securities and Exchange Commission or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission;

                  (c) for any period that Guarantor is not a public company required to file such reports with the Securities and Exchange Commission, then within 105 days after the end of each fiscal year, and within 60 days after the end of any other fiscal quarter, financial statements containing substantially the same information as the information that would be included in such reports on Form 10-K or Form 10-Q, as the case may be, and in any event, all in reasonable detail and satisfactory in scope to the Administrative Agent, the Lessor and the Lessor's mortgagee, all prepared in accordance with GAAP and, with respect to the annual statements, audited, by independent certified public accountants of recognized national standing selected by Guarantor; and

                  (d) within 30 days after the beginning of each fiscal year of the Guarantor commencing with fiscal year 2002, a copy of the consolidated operating budget, including, without limitation, projection of the anticipated cash flow, of the Guarantor and its Subsidiaries for such fiscal year, such budget to be accompanied by a certificate of the Chief Financial Officer or Vice President-Treasurer of the Guarantor specifying the assumptions on which such budget was prepared, stating that such officer has no reason to question the reasonableness of any material assumptions on which such budget was prepared and providing such other details as the Administrative Agent may reasonably request.

Concurrently with the delivery of quarterly financial statements pursuant hereto, Guarantor shall cause to be delivered to the Lessor, each Equity Participant and the Administrative Agent (and the Administrative Agent will deliver such materials to each Lender) an Officer's Certificate (i) stating that to the best of the knowledge of the Chief Executive Officer, Chief Financial Officer or Vice President-Treasurer executing such Officer's Certificate based on reasonable inquiry, there exists no Default or Event of Default under the Lease, the Construction Agency Agreement or this Guaranty or if any such Default or Event of Default exists, specifying the nature thereof, the period of existence thereof and what action Guarantor proposes to take with respect thereto and (ii) setting forth such information as shall be necessary for the Lessor, each Equity Participant and the Administrative Agent to confirm compliance by Guarantor with the covenants contained in SECTION 11 hereof.

                  11.     COVENANTS.

                  (a)     Guarantor hereby covenants and agrees as follows:

                          (i) LEVERAGE RATIO. The Guarantor will not, as at the end of any fiscal quarter, permit the ratio, calculated as at the end of such fiscal quarter for the period of four fiscal quarters then ended, of (i) the excess of (x) the aggregate outstanding principal amount of Funded Indebtedness (on a consolidated basis) of the Guarantor and its Subsidiaries at such date OVER (y) the aggregate amount of cash and Liquid Investments of the Guarantor and its Subsidiaries at such date to (ii) Consolidated EBITDA for such period (the "LEVERAGE RATIO") to exceed the ratio set forth below:

         -----------------------------------------------------------------------
         PERIOD                                                LEVERAGE RATIO
         -----------------------------------------------------------------------
         From the Effective Date through June 30,                5.75 to 1
         -----------------------------------------------------------------------
         From July 1, 2001 through June 30, 2002                 5.50 to 1
         -----------------------------------------------------------------------
         From July 1, 2002 through June 30, 2003                 5.25 to 1
         -----------------------------------------------------------------------
         From July 1, 2003 and at all times thereaf              5.00 to 1
         -----------------------------------------------------------------------

                          (ii) INTEREST COVERAGE RATIO. Guarantor will not, as at the end of any fiscal quarter, permit the ratio, calculated as at the end of such fiscal quarter for the period of four fiscal quarters then ended, of (i) Consolidated EBITDA for such period to (ii) Interest Expense for such period to be less than the ratio set forth below for the period in which such fiscal quarter ends:

         -----------------------------------------------------------------------
                                                                INTEREST
         PERIOD                                               COVERAGE RATIO
         -----------------------------------------------------------------------
         From the Effective Date through June 30, 2001           1.75 to 1
         -----------------------------------------------------------------------
         From July 1, 2001 through December 31, 2002             2.00 to 1
         -----------------------------------------------------------------------
         From January 1, 2003 through December 31, 2003          2.25 to 1
         -----------------------------------------------------------------------
         From January 1, 2004 and at all times thereafter        2.50 to 1
         -----------------------------------------------------------------------

                          For purposes of calculating any ratio set forth in this subsection (ii), if Guarantor elects pursuant to the penultimate sentence of the definition of Consolidated EBITDA to include in Consolidated EBITDA for the period to which such ratio relates the PRO FORMA amounts referred to in such sentence, there shall be included in Interest Expense for such period, on a PRO FORMA basis, interest accruing during such period on Indebtedness (and the interest portion of payments under Capitalized Lease Obligations) assumed or incurred by Guarantor and its Subsidiaries (on a consolidated basis) in connection with any Permitted Acquisition having Acquisition Consideration of more than $500,000 during such period.

                          (iii) FIXED CHARGES COVERAGE RATIO. Guarantor will not, as at the end of any fiscal quarter, permit the ratio, calculated as at the end of such fiscal quarter for the period of four fiscal quarters then ended, of (i) Adjusted EBITDA for such period to (ii) Fixed Charges for such period to be less than the ratio set forth below for the period in which such fiscal quarter ends:

         -----------------------------------------------------------------------
                                                              FIXED CHARGES
         PERIOD                                               COVERAGE RATIO
         -----------------------------------------------------------------------
         From the Effective Date through June 30, 2001           1.00 to 1
         -----------------------------------------------------------------------
         From July 1, 2001 through June 30, 2003                 1.10 to 1
         -----------------------------------------------------------------------
         From July 1, 2003 and at all times thereafter           1.20 to 1
         -----------------------------------------------------------------------

                          For purposes of calculating any ratio set forth in this subsection (iii), if Guarantor elects pursuant to the penultimate sentence of the definition of Consolidated EBITDA to include in Consolidated EBITDA for the period to which such ratio relates the PRO FORMA amounts referred to in such sentence, there shall be included in Fixed Charges for such period, on a PRO FORMA basis, principal payable and interest accruing during such period on Indebtedness (and the interest portion of payments under Capitalized Lease Obligations) assumed or incurred by Guarantor and its Subsidiaries (on a consolidated basis) in connection with any Permitted Acquisition having Acquisition Consideration of more than $500,000 during such period.

                          (iv) LIENS. Guarantor will not, and will not permit any of its Subsidiaries to, create or suffer to exist any Lien upon any property or assets, now owned or hereafter acquired, securing any Indebtedness or other obligation, except: (i) the Liens covering the capital stock and equity interests (and proceeds thereof) of any Subsidiaries of the Guarantor, securing the obligations of the Guarantor under the Iron Mountain Credit Agreement; (ii) the Liens existing on the Effective Date set forth in SCHEDULE III of the Iron Mountain Credit Agreement (as in effect on the date hereof without regard to any subsequent amendment, modification, waiver, supplement or termination of such credit agreement) and Liens arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien set forth on such SCHEDULE III, PROVIDED that the principal amount of such Indebtedness is not increased and is not secured by any additional assets; (iii) (A) Liens contemplated by CLAUSES (ii), (iv), (v) and (vii) of the definition of Permitted Indebtedness set forth in the Iron Mountain Credit Agreement; and (B) Liens securing Acquired Debt, PROVIDED that such Liens cover only those assets that were covered by such Liens prior to the relevant acquisition; (iv) attachment, judgment or other similar Liens arising in connection with litigation or other legal proceedings, PROVIDED that either (A) the claims in respect of such Liens are fully covered by insurance or (B) the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are in an amount not to exceed $3,000,000 in the aggregate and are being contested in good faith by appropriate proceedings diligently prosecuted; (v) Liens on properties or assets of an Excluded Subsidiary securing Indebtedness of such Excluded Subsidiary permitted hereunder; (vi) other Liens arising in the ordinary course of the business of the Guarantor or such Subsidiary which are not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;
         (vii) Liens securing Indebtedness permitted by CLAUSE (v) of SECTION
         9.08 of the Iron Mountain Credit Agreement (as in effect on the date hereof without regard to any subsequent amendment, modification, waiver, supplement or termination of such credit agreement), PROVIDED that such Liens extend only to the assets of any Excluded Subsidiary incurring such Indebtedness as a primary obligor (and not as a guarantor) or capital stock of such Excluded Subsidiary; (viii) Liens on property leased pursuant to the Synthetic Lease Obligations permitted by CLAUSE (vi) of
         SECTION 9.08 of the Iron Mountain Credit Agreement (as in effect on the date hereof without regard to any subsequent amendment, modification, waiver, supplement or termination of such credit agreement) and (ix) Liens under the instruments governing (A) an Accounts Receivable Financing or (B) a Mortgage Financing permitted by SECTION 9.08 of the Iron Mountain Credit Agreement (as in effect on the date hereof without regard to any subsequent amendment, modification, waiver, supplement or termination of such credit agreement).

                          (v) OTHER COVENANTS. Guarantor will comply with all covenants of Guarantor contained in SECTION 9 of the Iron Mountain Credit Agreement, all of which are incorporated herein by reference; provided, however, to the extent that any such covenant is inconsistent with any covenant in the Operative Documents, including, without limitation contained in this subparagraph (a), such covenant in the Operative Documents shall control and shall not be subject to (b) below.

                          (vi) LESSEE'S EBITDA. The Guarantor will not, as at the end of any fiscal quarter, permit: (a) the Lessee's Consolidated EBITDA, calculated as at the end of such fiscal quarter for the quarter then ended, to be less than an amount equal to 70% of the Guarantor's Consolidated EBITDA for such period; or (b) Unconsolidated EBITDA, calculated as at the end of such fiscal quarter for the quarter then ended, to be less than an amount equal to 50% of the Guarantor's Consolidated EBITDA for such period.

                  (b) The covenants incorporated by reference in SECTION 11(a)(v) above, and the related definitions shall, without further action hereunder, be amended to conform to any amendment, written waiver, or modification to such covenants (or related definitions) contained in the Iron Mountain Credit Agreement; PROVIDED, HOWEVER, that if the Iron Mountain Credit Agreement shall be terminated for any reason, the form of the covenants and the related definitions incorporated by reference in SECTION (a)(v) above at the time of such termination shall continue hereunder and Guarantor shall execute such amendments or supplements hereto evidencing such survival as the Administrative Agent may reasonably request.

                  12. INSPECTION. Guarantor will permit the Lessor, each Equity Participant, the Collateral Agent, the Administrative Agent and each Lender to visit the offices of Guarantor at its address set forth herein and to examine its records and books of account and to discuss its affairs, finances and accounts with its officers upon reasonable notice at such reasonable times as may be requested by the Lessor, such Equity Participant, the Collateral Agent, the Administrative Agent or such Lender.

                  13. REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants that:
                  (a) Guarantor (i)is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, and (ii) has all requisite legal power and authority to enter into this Guaranty, to perform and observe the terms and conditions hereof and has all requisite legal power and authority to own, lease and operate its properties and conduct its business as currently conducted except for such licenses, permits and approvals which would not, individually or in the aggregate, have a material adverse effect on Guarantor's ability to perform the Guaranteed Obligations. Guarantor is qualified to do business as a foreign corporation in all jurisdictions where its ownership of property or the nature of its business requires such qualification. This Guaranty has been duly authorized, executed and delivered by Guarantor and constitutes the legal, valid and binding obligation by Guarantor enforceable against Guarantor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization and other laws of general application relating to or affecting the enforcement of creditors' rights and general principles of equity.

                  (b) There are no actions, suits or proceedings pending or, to its knowledge, threatened against or affecting Guarantor, the Lessee or any of their Subsidiaries at law or in equity before any court or administrative officer or agency in which there is a reasonable possibility of an adverse determination which could, individually or in the aggregate, have a material adverse effect on Guarantor's ability to perform the Guaranteed Obligations. Guarantor, the Lessee or any of their Subsidiaries is not in default (i) in the payment of any taxes levied or assessed against it or its assets or (ii) under or in violation of any statute, rule, order, decree, writ, injunction or regulation (including Environmental Laws) of any Governmental Authority except, where the failure to pay such taxes or the existence of such defaults or violations would, individually or in the aggregate, not have a material adverse effect on Guarantor's ability to perform the Guaranteed Obligations.

                  (c) Guarantor is not a party to any contract or agreement or subject to any restriction or to any order, rule, regulation, writ, injunction or decree of any court or Governmental Authority or to any statue which materially and adversely affects its ability to perform the Guaranteed Obligations. Neither the execution, delivery or performance by Guarantor of this Guaranty nor its compliance herewith or therewith (i) conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under (A) any law in effect as of the date of delivery of this Guaranty, (B) the articles of incorporation or by-laws of Guarantor, (C) any agreement or instrument to which Guarantor is a party or by which it is bound, or (D) any order, writ, injunction or decree of any court or other Governmental Authority, or (ii) results or will result in the creation or imposition of any Lien, charge or encumbrance upon Guarantor's property pursuant to such agreement or instrument.

                  (d) The execution, delivery and performance by Guarantor of this Guaranty do not require (i) any stockholder approval or the consent or approval of any of Guarantor's creditors (except as have already been obtained in writing), or (ii) any authorization, consents, or approvals, of or filings with any Governmental Authority, except for such authorization, consents, approvals or filings which have been obtained and are in full force and effect.

                  (e) No event has occurred and is continuing with respect to Guarantor which would constitute a Default or an Event of Default hereunder. No Default or Event of Default by Lessee exists under any Guaranteed Agreement. Guarantor is not in default in the payment of the principal or interest on any indebtedness for borrowed money or for its deferred purchase of property or in default under any instrument or agreement under and subject to which any such indebtedness has been issued or under any lease, in any case involving the likelihood of any actions or proceedings against it which would materially and adversely affect Guarantor or its ability to perform under this Guaranty.

                  (f) The Guarantor and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA (other than to make contributions or premium payments in the ordinary course).

                  (g) Guarantor's assets are not less than its liabilities, both determined in accordance with GAAP, and Guarantor is solvent. The transactions contemplated by this Guaranty are in furtherance of Guarantor's ordinary business purposes and in furtherance of its corporate purposes with no contemplation of insolvency and with no intent to hinder, delay or defraud any of its present or future creditors. Neither before nor as a result of the transactions contemplated by this Guaranty will Guarantor be or be rendered insolvent or have an unreasonably small capital for the conduct of its business and the payment of its anticipated obligations. Guarantor's assets and cash flow enable it to meet its present obligations in the ordinary course of business as they become due, and Guarantor does not believe that it will incur debts beyond its ability to pay such debts.

                  (h) The Guarantor has disclosed to the Administrative Agent in writing any and all facts (other than general economic conditions) which materially and adversely affect or may materially and adversely affect (to the extent that it can reasonably foresee) the business, assets, property, condition (financial or otherwise) or prospects of the Guarantor and its Subsidiaries taken as a whole, or the ability of the Guarantor and the Lessee to perform its obligations under each Operative Document to which it is a party. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Guarantor to the Administrative Agent or any Lender in connection with the negotiation, preparation or delivery of this Guaranty and the other Operative Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading; PROVIDED, that with respect to any such information, report, financial statement, exhibit or schedule to the extent that it was based upon or constitutes a forecast or projection, the Guarantor represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule. All written information furnished after the date hereof by the Guarantor to the Administrative Agent and the Lenders and required in connection with this Guaranty and the other Operative Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. Guarantor represents that the consolidated financial statements for the Guarantor's fiscal year ending on December 31, 2000 specified above (i) are in accordance with the books and records of the Guarantor and its Subsidiaries, which have been maintained in accordance with good business practice, (ii) present fairly in all material respects the financial condition of Guarantor on the dates for which, and the results of its operations for the periods for which, the same have been furnished, and (iii) have been prepared in accordance with GAAP consistently applied, except as otherwise disclosed therein. Guarantor represents that as of the Closing Date there shall have been no material adverse change in the condition of the Lessee, financial or otherwise, since the date of the most recent financial statements of Guarantor delivered to the Lessor.

                  (i) Neither the Guarantor nor any of its Subsidiaries is subject to regulation under the Investment Company Act of 1940, the Public Utility Holding Company Act of 1935, the Federal Power Act, any state public utilities code or any other law, rule, decree, guideline or policy of any Governmental Authority that limits its ability to incur Indebtedness.

                  (j) There has been no material adverse change in Guarantor's business or financial condition since December 31, 2000 that individually or the aggregate would adversely affect Guarantor's ability to perform the Guaranteed Obligations.

                  (k) At the Effective Date and after giving effect to the consummation of the transactions contemplated by this Guaranty, the Guarantor will (i) have capital, cash flows and sources of working capital financing sufficient to carry on its business and transactions and all business and transactions in which it is about to engage, (ii) be able to pay its debts as they mature, and (iii) have assets (tangible and intangible) whose fair salable value exceeds its total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities).

                  14. THIRD PARTY BENEFICIARY. The Guarantor expressly acknowledges and agrees that each Indemnitee (as such term is defined in the Lease) shall be a third party beneficiary of this Guaranty.

                  15. CONSENT TO OPERATIVE DOCUMENTS. The Guarantor acknowledges and consents to, and agrees as follows:

                  (a) The Guarantor has received a copy of each of the Operative Documents as it has required in connection herewith and agrees that such a copy constitutes adequate notice of the terms contained therein.

                  (b) The Guarantor consents to the execution, delivery and performance of the Security Documents, to the assignment, pledge, transfer and grant to the Collateral Agent of a continuing security interest in, and a lien upon, the Collateral (including this Guaranty) in the manner and for the purposes of the Security Documents, to all of the terms and provisions of the Security Documents and to the exercise by the Collateral Agent of any right, remedy, power or privilege granted to the Collateral Agent under the Security Documents in accordance with the terms thereof as now or at any time hereafter in effect. The Guarantor further consents to the execution, delivery and performance of each of the Operative Documents and to the respective terms and provisions thereof.

                  (c) The Lessor hereby irrevocably instructs the Guarantor to pay any and all amounts payable to the Lessor under this Guaranty directly to the [account specified by the Collateral Agent] until the Lessor has notified the Guarantor that the Credit Agreement has terminated. The Guarantor hereby agrees that any payment by it in accordance with such instructions shall be made free and clear of any setoff, counterclaim or defense whatsoever that the Guarantor may have with respect thereto; PROVIDED, HOWEVER, that no payment by the Guarantor to the Collateral Agent shall be deemed a waiver of any rights the Guarantor may have against the Collateral Agent or any other Person.

                  (d) By reason of the Intercreditor Agreement, all of the Guarantor's obligations under this Guaranty, together with all of the rights and remedies of the Lessor thereunder, shall be enforceable by the Collateral Agent directly against the Guarantor.

                  (e) The Collateral Agent may, in realizing upon the Collateral, assign all or any part of its rights and interest in this Guaranty to any other Person without the Guarantor's consent.

                  16. SURVIVAL. All agreements, covenants, representations and warranties contained herein or made in writing by Guarantor shall survive the execution and delivery of this Guaranty and shall continue in full force and effect until all of the obligations of the Guarantor under this Guaranty shall be fully performed in accordance with the terms hereof, and until the payment in full of all sums payable by the Lessee under the Guaranteed Agreements, and until performance in full of all obligations of the Lessee in accordance with the terms and provisions of such agreements.

                  17. SUCCESSORS. This Guaranty shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

                  18. GOVERNING LAW; JURISDICTION, ETC. This Guaranty shall be construed and enforced in accordance with, and governed by, the laws of the State of New York. The Guarantor irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York and the courts of the United States of America located in the Southern District of New York and agrees that any legal action, suit or proceeding arising out of or relating to this Guaranty or any of the other Operative Documents may be brought against such party in any such courts. To the extent permitted by law, final judgment against the Guarantor in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by law. Nothing in this SECTION 18 shall affect the right of Lessor, Collateral Agent or any Lender to commence legal proceedings or otherwise sue the Guarantor in any other appropriate jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other papers upon the Guarantor in any manner authorized by the laws of any such jurisdiction. The Guarantor agrees that process served either personally or by registered mail shall, to the extent permitted by law, constitute adequate service of process in any such suit.

                  19. SEVERABILITY. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  20. NOTICE. Any notice, demand or other communication to be given under this Guaranty shall be given in the manner and with the effect provided in the Lease and, in the case of the Guarantor, shall be sent to the address specified below (or such other address as the Guarantor may designate in writing):

                  Iron Mountain Incorporated
                  745 Atlantic Avenue
                  Boston, MA 02111
                  Attention:  Treasurer
                  Telephone:  (617) 535-4766
                  Telecopier:  (617) 350-7881

                  21. CONFIDENTIALITY. The Lessor agrees to exercise all reasonable efforts to keep any information delivered or made available by or on behalf of the Guarantor or any Subsidiary thereof to it which has not been publicly disclosed confidential from anyone other than persons employed or retained by the Lessor who are or are expected to become engaged in evaluating or administering the transactions contemplated by the Operative Documents; PROVIDED that nothing herein shall prevent the Lessor from disclosing such information (i) to the Collateral Agent, the Administrative Agent, any Lender, any Equity Participant and each of the officers, directors, employees, agents, attorneys and accountants of such Persons, in each case provided that such recipient receives such information having been made aware of the restrictions set forth in this Section, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over the Lessor, (iv) to the extent reasonably required in connection with any litigation to which the Administrative Agent, the Collateral Agent, any Lender or any Equity Participant or their respective affiliates may be a party, (v) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vi) to such Lessor's legal counsel and independent auditors and (vii) to any actual or proposed assignee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 21.

                  22. WAIVER OF JURY TRIAL. GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY GUARANTOR; AND GUARANTOR FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS GUARANTY AND THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

                  IN WITNESS WHEREOF, Guarantor has caused this Unconditional Guaranty to be executed under seal and delivered as of the day and year first above written.


                                                   IRON MOUNTAIN INCORPORATED


                                                   By: /s/ John P. Lawrence
                                                      -------------------------
                                                      Name:  John P. Lawrence
                                                      Title: Vice President
                                                             and Treasurer


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